SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	April 20, 2004

Journal Communications, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-31805	20-0020198
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

333 West State Street, Milwaukee, Wisconsin 53203
(Address of principal executive offices, including zip code)

(414) 224-2616
(Registrant's telephone number)

(Former name or former address, if changed since last report))

Item 7.    Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits. The following exhibits are being furnished herewith:

(99)	Press release of Journal Communications, Inc., dated April 20, 2004

Item 12.    Results of Operations and Financial Condition.

        On April 20, 2004, Journal Communications, Inc. issued a press release announcing financial results for the first quarter ended March 28, 2004. A copy of the press release is furnished as Exhibit 99 to this Current Report on Form 8-K.

        The press release furnished as Exhibit 99 to this Current Report on Form 8-K contains a discussion of the Company’s EBITDA (which the Company defines as net earnings plus total other income and expense, provision for income taxes, gain/loss from discontinued operations, net, cumulative effect of accounting change, net, depreciation and amortization). The Company believes that EBITDA is relevant and useful because it helps improve investors’ ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different financing and capital structures or tax rates. The Company’s management uses EBITDA, among other things, to evaluate the Company’s operating performance, to value prospective acquisitions and as a component of incentive compensation targets for certain management personnel. The Company’s lenders use EBITDA as one of the measures of the Company’s ability to service its debt. EBITDA is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States. EBITDA should not be considered in isolation of, or as a substitute for, net earnings as an indicator of operating performance or cash flows from operating activities as a measure of liquidity. EBITDA, as the Company calculates it, may not be comparable to EBITDA measures reported by other companies. In addition, EBITDA does not represent funds available for discretionary use. A reconciliation of EBITDA to net earnings is included in the exhibits to the press release furnished as Exhibit 99 to this Current Report on Form 8-K.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOURNAL COMMUNICATIONS, INC.
Date: April 20, 2004	By: /s/ Paul M. Bonaiuto
Paul M. Bonaiuto, Executive Vice President and Chief Financial Officer

JOURNAL COMMUNICATIONS, INC.

EXHIBIT INDEX TO FORM 8-K
Report Dated April 20, 2004

Exhibit No.

(99)	Press release of Journal Communications, Inc., dated April 20, 2004